Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Announces Cash Tender Offer and Consent Solicitation for

any and all of APX Group, Inc.’s outstanding 6.75% Senior Secured Notes due 2027

Houston, TX – October 15, 2024 – NRG Energy, Inc. (NYSE:NRG) announced today that its wholly-owned subsidiary, APX Group, Inc. (“APX”), has commenced an offer to purchase for cash (the “Tender Offer”) any and all of APX’s outstanding 6.75% senior secured notes due 2027 (the “Notes”), of which $600 million aggregate principal amount is currently outstanding.

In conjunction with the Tender Offer, APX is also soliciting consents (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Notes to (1) eliminate substantially all of the restrictive covenants and certain affirmative covenants and events of default and related provisions therein (the “Proposed Amendments”) and (2) release all of the collateral securing the Notes (the “Collateral Release”). The Proposed Amendments require the consent of holders of a majority in aggregate principal amount of the outstanding Notes (the “Covenant Requisite Consent”) and the Collateral Release requires the consent of holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes (the “Collateral Release Requisite Consent,” and together with the Covenant Requisite Consent, the “Requisite Consents”).

The Tender Offer and Consent Solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement, dated October 15, 2024 (the “Offer to Purchase and Consent Solicitation Statement”).

Certain information regarding the Notes and the terms of the Tender Offer is summarized in the table below.

Title of Security	CUSIP/ISIN Numbers	Principal Amount Outstanding	UST Reference Security	Bloomberg Reference Page(1)	Fixed Spread (bps)	Early Tender Payment(2)(3)

6.75% Senior Secured Notes due 2027	CUSIP: 00213M AV6 (144A) and U0385P AN6 (Reg S) ISIN: US00213MAV63 (144A) and USU0385PAN60 (Reg S)	$600 million	2.000% due February 15, 2025	FIT3	+50	$50.00

(1) The page on Bloomberg from which the dealer managers will quote the bid side price of the U.S. Treasury Security. In the table above “UST” denotes a U.S. Treasury Security.

(2) Per $1,000 principal amount of Notes tendered and accepted for purchase.

(3) Included in the Total Consideration (as defined below) for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline (as defined below).

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on November 13, 2024 (such time and date, as it may be extended, the “Expiration Time”). Holders of Notes who validly tender (and do not validly withdraw) their Notes at or prior to 5:00 p.m., New York City time, on October 28, 2024 (such time and date, as it may be extended, the “Early Tender Deadline”) will be eligible to receive the Total Consideration for such Notes, which includes the Early Tender Payment set forth in the table above. Holders of Notes who validly tender their Notes after the Early Tender Deadline but at or prior to the Expiration Time will not be eligible to receive the Early Tender Payment and will therefore only be eligible to receive the Tender Offer Consideration, which is the Total Consideration less the Early Tender Payment.

In addition, APX will pay accrued and unpaid interest on the principal amount of Notes accepted for purchase from the most recent interest payment date on the Notes to, but not including, the applicable Settlement Date (as defined below). Validly tendered Notes may be validly withdrawn at any time prior to the Early Tender Deadline but not thereafter, except as may be required by applicable law.

The Total Consideration payable by APX for the Notes (the “Total Consideration”) will be a price per $1,000 principal amount intended to result in a yield to maturity equal to the bid side yield to maturity of the U.S. Treasury reference security specified in the table above, as determined at 10:00 a.m., New York City time, on October 29, 2024 (unless otherwise extended by us as described in the Offer to Purchase and Consent Solicitation Statement), plus the fixed spread specified in the table above, calculated in accordance with the Offer to Purchase and Consent Solicitation Statement.

The settlement date for the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline and accepted for purchase is expected to be within three business days following the Early Tender Deadline or as promptly as practicable thereafter, unless extended or earlier terminated (the “Early Settlement Date”). The settlement date for the Notes validly tendered after the Early Tender Deadline but at or prior to the Expiration Time and accepted for purchase is expected to be within three business days following the Expiration Time or as promptly as practicable thereafter, unless extended or earlier terminated (the “Final Settlement Date,” and along with the Early Settlement Date, each a “Settlement Date”).

Assuming receipt of the Requisite Consents, APX, the guarantors party thereto, the trustee and collateral agent expect to execute and deliver a supplemental indenture to the indenture governing the Notes. The supplemental indenture will become effective immediately upon execution but (1) the Proposed Amendments will not become operative until we accept for purchase the Notes satisfying the Requisite Consents in the Tender Offer and (2) the Collateral Release will not become operative until we accept for purchase the Notes satisfying the Collateral Release Requisite Consent in the Tender Offer.

APX’s obligation to purchase Notes in the Tender Offer is conditioned on the satisfaction or waiver of a number of conditions as described in the Offer to Purchase and Consent Solicitation Statement, including the Financing Condition (as defined in the Offer to Purchase and Consent Solicitation Statement). The Tender Offer is not conditioned upon the tender of any minimum principal amount of Notes. In the event of a termination of the Tender Offer, neither the applicable consideration will be paid or become payable to the holders of the Notes, and the Notes tendered pursuant to the Tender Offer will be promptly returned to the tendering holders. APX has the right, in its sole discretion, to not accept any tenders of Notes for any reason and to amend or terminate the Tender Offer at any time. NRG and APX currently do not intend to redeem in the near future any Notes remaining after the settlement of the Tender Offer.

Copies of the Offer to Purchase and Consent Solicitation Statement are available to holders of the Notes from D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer (the “Tender and Information Agent”). Requests for copies of the Offer to Purchase and Consent Solicitation Statement should be directed to the Tender and Information Agent at (800) 949-2583 (toll free) and (212) 269-5550 (banks and brokers) or by e-mail to nrg@dfking.com. APX has engaged Mizuho Securities USA LLC, Truist Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC as lead dealer managers for the Tender Offer and lead solicitation agents for the Consent Solicitation. Questions regarding the terms of the Tender Offer and Consent Solicitation may be directed to Mizuho Securities USA LLC at +1 (212) 205-7736 (collect) or +1 (866) 271-7403 (toll-free); Truist Securities, Inc. at + 1 (404) 926-5262 (collect); Citigroup Global Markets Inc. at +1 (212) 723-6106 (collect) or +1 (800) 558-3745 (toll-free); and Goldman Sachs & Co. LLC at +1 (212) 902-5962 (collect) or +1 (800) 828-3182 (toll-free).

None of APX, the dealer managers, the Tender and Information Agent, the trustee for the Notes or any of their respective affiliates is making any recommendation as to whether holders should or should not tender any Notes in response to the Tender Offer or expressing any opinion as to whether the terms of the Tender Offer are fair to any holder. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Please refer to the Offer to Purchase and Consent Solicitation Statement for a description of the offer terms, conditions, disclaimers and other information applicable to the Tender Offer and Consent Solicitation.

This press release does not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Tender Offer is being made solely by means of the Offer to Purchase and Consent Solicitation Statement. APX is making the Tender Offer only in those jurisdictions where it is legal to do so. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About NRG

NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although NRG believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the SEC at www.sec.gov.

Contacts:

Media
Chevalier Gray
832.763.3454

Investors
Brendan Mulhern
609.524.4767